Exhibit 10.36
THIRD AMENDMENT TO RIGHTS AGREEMENT
     THIS THIRD AMENDMENT TO RIGHTS AGREEMENT (“Amendment”), dated as of September 8, 2006, is by and between Performance Food Group Company, a Tennessee corporation (the “Company”), and Bank of New York, a New York trust company (“Bank of New York”), and amends the Rights Agreement dated May 16, 1997, as amended by that certain First Amendment to Rights Agreement dated as of June 30, 1999 and Second Amendment to Rights Agreement dated as of November 22, 2000 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, as successor Rights Agent (“AST”).
WITNESSETH:
     WHEREAS, the Board of Directors of the Company has determined it to be advisable and in the best interest of the Company to amend the Rights Agreement to provide for a new Rights Agent; and
     WHEREAS, pursuant to Section 21 of the Rights Agreement, the Board of Directors of the Company has appointed Bank of New York as the new Rights Agent effective as of September 8, 2006, and Bank of New York has agreed to act as such;
     NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
     1. The Company hereby appoints Bank of New York as Rights Agent to act as agent to the Company in accordance with the terms and conditions of the Rights Agreement, and Bank of New York hereby accepts such appointment.
     2. Section 3(c) of the Rights Agreement is hereby amended in its entirety to read as follows:
     "(c) Rights shall, without any further action, be issued in respect of all shares of Common Stock which are issued (including any shares of Common Stock held in treasury) after the Record Date but prior to the earlier of the Exercisability Date and the Expiration Date. Certificates representing such shares of Common Stock issued after the Record Date shall bear the following legend:
This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement between Performance Food Group Company (the “Company”) and Bank of New York (as successor “Rights Agent”) dated as of May 16, 1997, as amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.
With respect to certificates representing shares of Common Stock (whether or not such certificates include the foregoing legend), until the earlier of the Exercisability Date and the Expiration Date, (i) the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone, (ii) registered holders of the shares of Common Stock shall also be the registered holders of the associated Rights, and (iii) the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.”
     3. This Amendment shall be governed by an construed in accordance with the laws of the State of Tennessee.
     4. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.
(Next Page is Signature Page)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date first above written.

PERFORMANCE FOOD GROUP COMPANY
By:	/s/ Jeffrey W. Fender
	Name:	Jeffrey W. Fender
	Title:	VP & Treasurer

BANK OF NEW YORK
By:	/s/ Douglas Ditoro
	Name:	Douglas Ditoro
	Title:	Assistant Vice President

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